Exhibit 99.1

For more information, contact:

Henry Miller - financial contact	George Thomas - media contact
Tel: 484-582-5445	Tel: 484-582-5635
henry.miller@sungard.com	george.thomas@sungard.com

SunGard Completes Split-Off of Its Availability Services Business

Wayne, PA – April 1, 2014 – SunGard Data Systems Inc. (“SunGard”), one of the world’s leading software and technology services companies, announced today that it has completed the tax-free split-off of its Availability Services business. As a result, Sungard Availability Services, a leading provider of information availability through managed IT, cloud and recovery services, is now a separate, independent company with approximately $1.4 billion in annual revenue and its own Board of Directors.

Russ Fradin, SunGard’s president and CEO said: “I would like to thank and congratulate everyone who helped us reach this major milestone. With the successful split-off of Availability Services, we are entering a new era in SunGard’s history. Going forward, SunGard will be more focused than ever on providing leading software and processing solutions that meet the growing and evolving needs of financial industry clients around the world, as well as corporate treasury, energy, public sector and K-12 education clients.”

About SunGard

SunGard is one of the world’s leading software and technology services companies, with annual revenue of about $2.8 billion. SunGard provides software and processing solutions for financial services, education and the public sector. SunGard serves approximately 16,000 customers in more than 70 countries and has more than 13,000 employees. For more information, please visit www.sungard.com.

Trademark information: SunGard , Sungard Availability Services and the SunGard logo are trademarks or registered trademarks of SunGard Data Systems Inc. or its subsidiaries in the U.S. and other countries. All other trade names are trademarks or registered trademarks of their respective holders.

SunGard’s “Safe Harbor” Statement under Private Securities Litigation Reform Act of 1995

Statements in this release other than historical facts constitute forward-looking statements. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “would,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “anticipates” or similar expressions which concern our strategy, plans or intentions. All statements we make relating to estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results are forward-looking statements. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments. All of these forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those we expected. The factors that may affect our business or future financial results are discussed in our filings with the Securities and Exchange Commission, copies of which may be obtained from us without charge. We assume no obligation to update any written or oral forward-looking statement made by us or on our behalf as a result of new information, future events or other factors except as otherwise required by applicable law.

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